UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange
Preferred Stock Purchase Rights	__	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 7, 2023, pursuant to Item 4.02(a) of Form 8-K, the Audit Committee of the Board of Directors of Viad Corp (the “Company”), in consultation with the Company’s management, concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2022 (the “Affected Period”) contained in the Company’s Quarterly Report on Form 10-Q (the “Affected Form 10-Q”) filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2022, should no longer be relied upon due to an error relating to the accounting for the non-cash foreign currency remeasurement of a finance lease and will require restatement.

The identification of the error arose out of the Company’s year-end close and review procedures for the year ended December 31, 2022. The Company determined it had improperly accounted for the finance lease at Sky Lagoon attraction in Iceland by not determining the foreign exchange remeasurement impact of the liability. The lease liability is recorded in Icelandic Króna, but is payable in United States Dollars, and therefore should have been remeasured on a monthly basis. As a result, for the Affected Period, the Company estimates that costs of services and the finance lease liability were understated by $5.0 million and net income attributable to Viad was overstated by $2.0 million after accounting for taxes and the noncontrolling interests.

The Company plans to restate the unaudited condensed consolidated financial statements with respect to the Affected Period in an amendment to the Affected Form 10-Q (the “Amended Form 10-Q”) to be filed with the SEC as soon as practicable. Any previously issued or filed reports, press releases, earnings releases and investor presentations or other communications describing the Company’s previously issued unaudited condensed consolidated financial statements and other related financial information covering the Affected Period should no longer be relied upon. The Company previously concluded that its internal controls over financial reporting for the Affected Period were effective, but as a result of the restatement, the Company is now reassessing its internal controls over financial reporting for the Affected Period.

The Audit Committee discussed the matters described in Section 4.02(a) of this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the expected impacts of the restatement of the Company’s financial statements for the Affected Period and the Company’s plans to file the Amended Form 10-Q. These forward-looking statements are based on the Company’s management’s current expectations and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to the facts underlying the Audit Committee’s conclusion to the extent known to the Company at the time of filing. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by the Company with the SEC and the following: the discovery of additional information relevant to the Affected Period; changes in the effects of the restatement on the Company’s financial statements or financial results; and delay in the filing of the Amended Form 10-Q due to the Company’s efforts to complete the restatement. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and the Company’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent the Company’s management’s estimates as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: February 9, 2023	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer